the redbury hotel
los angeles, california

Property Information:

Acquisition Price:	$34.0M ($596K per suite)
Location:	Los Angeles, CA
Acquired:	August 8, 2013
Rooms:	57 suites
Type:	Full-service, luxury, all-suite, boutique
Opened:	2010

Property Highlights:
- 57 suites, averaging 790 square feet, each featuring 40- or 46-inch high-definition LCD TVs, high-speed wi-fi, oversized walk-in rain showers, floor-to-ceiling windows, private patio or balcony and European-style kitchens
- Cleo is an award-winning full-service restaurant and bar open daily for dinner serving Mediterranean cuisine that features mezzes, shared plates, flatbreads and more
- The Library is a private indoor-outdoor lounge on the second floor featuring hand-crafted specialty cocktails and a select menu from Cleo
- 154 on-site parking spaces with valet parking

Valuation and Performance:

Estimated Discount to Replacement Cost:	20% – 25%
2012 Occupancy:	84%
2012 ADR:	$274
Forward 12-Month Cap Rate (Projected EBITDA)[(1)]:	8.1% - 8.8%
Forward 12-Month Cap Rate (Projected NOI)[(1)] :	6.6% - 7.4%

(1) Based on previously disclosed forecasted net operating income after capital reserves ("NOI") and previously disclosed forecasted hotel earnings before interest, taxes, depreciation and amortization ("EBITDA").





Market Highlights:

Market Overview:
- The hotel is located in the Hollywood-Beverly Hills market, which has achieved a compounded annual RevPAR growth of 5.5% during the 20-year period between 1992 and 2012
- The Hollywood-Beverly Hills market has experienced extremely constrained supply growth, with a 20-year compounded annual growth rate in supply of just 0.0%
- Los Angeles attracts over 25 million total visitors annually and is the second-most visited U.S. city by overseas visitors


REDBURY
THE REDBURY

Demand Generators:
- Entertainment industries, including movie, music and commercial production, award shows, TV studio tapings and live audiences
- Fashion industry and Pacific design center
- 23 Fortune 500 companies headquartered in the Los Angeles area
- Sports, music and entertainment venues
  - *-6 professional sports teams, including the LA Dodgers, LA Lakers, LA Kings, LA Clippers, LA Galaxy and LA Sparks*
  - *-Kodak Theatre, Hollywood Bowl, Pentages Theater and Staples Center*
- World-class nightlife and superlative dining
- 10+ colleges and universities, including University of California, Los Angeles (UCLA), University of Southern California (USC) and California State University (CalState)
- A multitude of museums and cultural landmarks
- 5 theme parks
- Los Angeles Convention Center
- LA Live Sport and Entertainment District


Hollywood / Beverly Hills Sub-Market Operating Performance
ADR
RevPAR
Occupancy
Prior Peak Occupancy
2000-2012 ADR CAGR: 3.4%
2000-2012 RevPAR CAGR: 4.7%
$240
$220
$200
$180
$160
$140
$120
$100
$80
80%
75%
70%
65%
60%
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
Source: Smith Travel Research
* Represents TTM peak occupancy for the Hollywood / Beverly Hills sub-market in the prior cycle.

Competitive Set:

Hotels	Map Marker	Rooms	Year Opened
The Redbury Hotel	★	***57***	***2010***
Mondrian Hotel *(Owned by PEB)*	1	236	1959
London West Hollywood	2	200	1984
Luxury Collection SLS Hotel Beverly Hills	3	297	1991
The Standard Hollywood	4	139	1998
W Hotel Hollywood	5	305	2010
Palihouse Holloway	6	37	2008
Total (excluding The Redbury Hotel)		**1,214**	


West Hollywood
Hollywood
Central LA

Investment Highlights:

Strengths
- All-suite product, averaging 790 square feet
- Excellent location
- Minimal needs for additional CapEx
- Stable market with excellent short and long-term supply and demand fundamentals
- Strong food and beverage venues and associated revenue
- Significant discount to replacement cost

Opportunities
- Strong rebound in demand fundamentals
- Improved cash flow through best practices and Pebblebrook asset management
- Improving Hollywood neighborhood

This summary information sheet contains certain "forward-looking statements" relating to, among other things, hotel EBITDA and hotel net operating income after capital reserves. The forward-looking statements made are based on our beliefs, assumptions and expectations of future performance, taking into account all information currently available to us. Actual results could differ materially from the forward-looking statements made on this summary information sheet. When we use the words "projected," "expected," "planned" and "estimated" or other similar expressions, we are identifying forward-looking statements. The forward-looking statements on this summary information sheet are subject to the safe harbor of the Private Securities Litigation Reform Act of 1995. All information on this sheet is as of August 8, 2013. We undertake no duty to update the information to conform to actual results or changes in our expectations. For additional information, please visit our website at www.pebblebrookhotels.com.